EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-75487, 333-91589 and 333-94327 of MetroCorp Bancshares, Inc. on Form S-8 of our report dated February 4, 2000, appearing in this Annual Report on Form 10-K of MetroCorp Bancshares, Inc. for the year ended December 31, 1999.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Houston, Texas
March 29, 2000